EXHIBIT 23.1


                                ACCOUNTANTS' CONSENT


The Board of Directors and
Stockholders of Avondale Industries, Inc.:


We consent to the use in this Registration Statement of Avondale Industries, Inc. on Form S-3 of our report dated February 24, 1995, included in the Annual Report on Form 10-K of Avondale Industries, Inc. for the year ended December 31, 1994, and to the use of our report dated February 24, 1994, appearing in the Prospectus which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


                                            /s/ DELOITTE & TOUCHE LLP
                                            Deloitte & Touche LLP

New Orleans, Louisiana
December 21, 1995